Exhibit 99.1

Amendment of Cogent Bylaws

RESOLVED, that Article 6, Section 48 of the Bylaws is amended to read as follows:

“Every holder of stock of the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation, except that the Board of Directors may provide that some or all of any class or series of stock will be uncertificated shares. No decision to have uncertificated shares will apply to stock represented by a certificate until that certificate has been surrendered to the Corporation.”